Exhibit 15.3

Wardell Armstrong
Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, TR3 6EH, United Kingdom
Telephone: +44 (0)1872 560738          www.wardell-armstrong.com

Richard Ellis
Wardell Armstrong International Ltd.
Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall,
United Kingdom TR3 6EH

CONSENT OF QUALIFIED PERSON

Wardell Armstrong International Ltd. (“Wardell”), in connection with the Annual Report on Form 20- F (the “Form 20-F”) by ICL Group Ltd. (the “Issuer”), does hereby consent to:

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the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY - BOULBY (UK), CABANASSES AND VILAFRUNS (SPAIN), ROTEM (ISRAEL), DEAD SEA WORKS (ISRAEL), AND HAIKOU (CHINA) PROPERTIES” with an effective date of December 31, 2021 and dated February 22, 2022, (the “Technical Report Summary”) by the Issuer referenced in the Form 20-F;

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the use and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 20-F, the Registration Statement (as defined below) and the Technical Report Summary;

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any extracts from or a summary of the Technical Summary Report in the Form 20-F and incorporated by reference into the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F and the Registration Statement; and

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the incorporation by reference of the Technical Report Summary into the Issuer’s registration statement on Form S-8 (File No. 333-205518) (the “Registration Statement”) of the above items as included in the Form 20-F.

Wardell confirms that it has read the disclosure included in the Form 20-F for fiscal year 2023 and that it fairly and accurately represents the resources and reserves information of the Issuer, as well as the applicable sections from the Technical Report Summary for which it is responsible.

Dated this 12th day of March 2024.

Richard Ellis, BSc, MSc, MCSM, FGS, CGeol, EurGeol
Principal Resource Geologist
Wardell Armstrong International Ltd.

SYSTEM CERTIFICATION bmtrada

SYSTEM CERTIFICATION bmtrada

SYSTEM CERTIFICATION bmtrada

UKAS
MANAGEMENT SYSTEMS
012

Wardell Armstrong is the trading name of Wardell Armstrong International Ltd,	ENERGY AND CLIMATE CHANGE
Registered in England No. 3813172.	ENVIRONMENT AND SUSTAINABILITY
INFRASTRUCTURE AND UTILITIES
Registered office: Sir Henry Doulton House, Forge Lane, Etruria, Stoke-on-Trent, ST1 5BD, United Kingdom	LAND AND PROPERTY
MINING AND MINERAL PROCESSING
UK Offices: Stoke-on-Trent, Birmingham, Bolton, Bristol, Bury St Edmunds, Cardiff, Carlisle, Edinburgh,	MINERAL ESTATES
Glasgow, Leeds, London, Newcastle upon Tyne and Truro. International Office: Almaty.	WASTE RESOURCE MANAGEMENT